UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On August 30, 2016, Sound Financial Bancorp, Inc. (the "Company") and its wholly owned subsidiary, Sound Community Bank (the "Bank", and together with the Company, the "Employers"), entered into an amended and restated employment agreement (the "Amended Agreement") with Laura Lee Stewart, President and Chief Executive Officer of the Employers.  The Amended Agreement amends the employment agreement originally entered into with Ms. Stewart on January 1, 2007, as amended ("Prior Agreement").

The Amended Agreement, which is effective as of August 30, 2016, has an initial term expiring on December 31, 2018.  Beginning on January 1, 2019 and on each January 1st thereafter, the term of the Amended Agreement will be extended for a period of one additional year, unless either the Employers give notice to Ms. Stewart or Ms. Stewart gives notice to the Employers in writing at least 60 days prior to such date that the term of the Amended Agreement will not be extended further.   If any party gives timely notice that the term will not be extended as of any such January 1st, then the Amended Agreement will terminate at the conclusion of its remaining term.

Ms. Stewart's annual minimum base salary under the Amended Agreement will be the same as her current base salary, which is $367,370.  The Amended Agreement, consistent with the Prior Agreement, provides for: no salary reductions; participation in bonus plans, retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate; and reimbursement of expenses incurred by Ms. Stewart in performing services for the Employers.

Under the Amended Agreement, if Ms. Stewart's employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to receive for the remaining term of the Amended Agreement: (i) her salary and (ii) at no premium cost to Ms. Stewart, the same group health benefits and other group insurance and group retirement benefits as Ms. Stewart would have received had she continued to be employed by the Employers, to the extent that the Employers can do so under the terms of applicable plans as are maintained by the Employers for the benefit of their executive officers from time to time.  All of the foregoing payments are subject to cut-back to the extent the payments are deemed "parachute payments" under Section 280G of the Internal Revenue Code, as amended.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Amended and Restated Employment Agreement dated August 30, 2016, by and among Sound Financial Bancorp, Inc., Sound Community Bank and Laura Lee Stewart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	September 1, 2016	By:	/s/Matthew P. Deines
Matthew P. Deines Executive Vice President and Chief Financial Officer